Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "AGREEMENT," "PURCHASE AGREEMENT," or "SECURITIES PURCHASE AGREEMENT"), dated as of September ___, 2007, by and among UNIVERSAL ENERGY CORP., a Delaware corporation, ("COMPANY"), and each buyer listed on the Schedule of Buyers attached hereto (each, including its successors and assigns, a "BUYER" and collectively the "BUYERS").

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT" or the "Securities Act");

B. Buyers desire to purchase and the Company desires to issue and sell in a private offering, upon the terms and conditions set forth in this Agreement, (i) senior secured convertible debentures (the "Debentures") of the Company and (ii) Warrants (as defined in Section 1(b)(iv) in the form described in this Agreement, to purchase shares of common stock, par value $.0001 per share, of the Company ("Common Stock"). The minimum aggregate Subscription Amount of this offering of the Debentures to all of the Buyers shall be Three Million Dollars (U.S. $3,000,000)(the "Minimum Amount") and the maximum aggregate Subscription Amount of this offering of the Debentures all of the Buyers shall be Five Million U.S. Dollars (U.S. $5,000,000)(the "Maximum Amount")(collectively, the "Offering");

C. The terms of the Debentures, including the terms on which the Debentures may be converted into Common Stock, are set forth in Debenture, in the form attached hereto as Exhibit A;

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Debentures will rank senior to all outstanding and future indebtedness of the Company, guaranteed by each of the Company's subsidiaries pursuant to the subsidiary guarantee attached hereto as Exhibit C-1 (the "Subsidiary Guarantee"), and secured by a first priority, perfected security interest in certain of the assets of the Company and the stock and certain of the assets of each of the Company's subsidiaries, as evidenced by the pledge agreement attached hereto as Exhibit C-2 (the "Pledge Agreement") and the security agreement attached hereto as Exhibit C-3 (the "Security Agreement").

NOW THEREFORE, the Company and each Buyer, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

(a) Certain Definitions. This Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, the Security Documents, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith shall be referred to herein as the "Transaction Documents." The Company and the each Buyer (severally and not jointly) mutually agree to the terms of each of the Transaction Documents. For purposes hereof:

"1934 Act" shall mean the Securities Exchange Act of 1934.

"Approved Stock Plan" means any employee benefit plan which has been duly adopted by a majority of members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

"Closing Legal Opinion" shall have the meaning set forth in Section 1(b)(v)(C) below.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Shares" shall have the meaning set forth in Section 2(a) below.

"Convertible Securities" shall have the meaning ascribed to it in the Debenture.

"Designated Insiders" shall have the meaning set forth in Section 4(r) below.

"Effective Date" shall mean the date that the initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is declared effective by the SEC.

"Eligible Market" means the over the counter Bulletin Board ("OTC-BB"), the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

"Exempt Issuance" means the issuance of (a) any Common Stock issued or issuable in connection with any Approved Stock Plan of the outstanding Common Stock, in the aggregate (provided that no such options shall be issued to consultants or advisors unless such options are not registered, either at the time of issuance or at any time thereafter, and are subject to volume limitations under Rule 144, (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to directly or indirectly effectively increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (and including any issuances of securities pursuant to the anti-dilution provisions of any such securities), and (d) any Common Stock issued or issuable in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital. Notwithstanding anything to the contrary herein, no issuance of Variable Equity Securities shall be an Exempt Issuance.

"Indebtedness" shall have the meaning set forth in Section 3(mm) below.

"Initial Warrant Exercise Price" shall have the meaning set forth in Section 1(b)(iv) below.

"Intellectual Property" shall have the meaning set forth in Section 3(j) below.

"Intellectual Property Rights" shall have the meaning set forth in Section 3(j) below.

"Key Person Life Insurance Policy" shall have the meaning set forth in Section 3(u) below.

"Legend Removal Date" shall have the meaning set forth in Section 6(a).

"Lien" shall have the meaning set forth in Section 5 below.

"Limited Standstill Agreements" shall have the meaning set forth in Section 4(r) below.

"Market Price," for any security as of any date, shall have the meaning ascribed to it in the applicable security.

"Material Adverse Effect" shall have the meaning set forth in Section 3(a) below.

"Officer's Certificate" shall have the meaning set forth in Section 8(c) below.

"Ongoing Share Reservation Requirement" shall have the meaning set forth in Section 4(h)(i) below.

"Options" shall have the meaning ascribed to it in the Debenture.

"Patents" shall have the meaning set forth in Section 3(j) below.

"Payment Shares" shall mean (i) Default Shares (as defined in the Debenture), (ii) Interest Payment Shares and Monthly Redemption Shares (as each is defined in the Debenture) and (iii) shares issuable upon conversion of Required Cash Payments (as each is defined in the Debenture) into Common Stock of the Company. The Payment Shares shall be treated as Common Stock issuable upon conversion of the Debentures for all purposes hereof and thereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder or thereunder, including without limitation, the right to be included in the Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement.

"Permitted Liens" shall mean: (i) Liens on equipment purchased in the ordinary course of business, (ii) Liens subordinate to those created by this Agreement as long as the lienholder enters into a subordination agreement acceptable to the Buyers in their reasonable discretion, (iii) landlords', carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of the Company's business; provided, however, that all such Liens shall be discharged or bonded off within sixty (60) days from the filing thereof; (iv) Liens arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (v) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and the Company maintains appropriate reserves in respect thereto provided that in Buyer's judgment such Lien does not adversely affect Buyer's rights or the priority of Buyer's Lien in the Collateral; and (vi) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of the Company's business.

"Person" shall mean an individual, a limited liability company, a partnership, a joint venture, an exempted company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"Principal Market" shall have the meaning set forth in Section 4(j) below.

"Purchase Price" shall have the meaning set forth in Section 1(b)(ii) below.

"Registration Rights Agreement" shall have the meaning set forth in Recital "D" above.

"Required Holders" shall have the meaning ascribed to it in the Debenture.

"Security Agreement" shall have the meaning ascribed to it in Recital "E" above.

"SEC Documents" shall have the meaning set forth in Section 3(g) below.

"Securities" shall have the meaning set forth in Section 2(a) below.

"Security Documents" shall mean the Security Agreement and any other documents and filing required thereunder in order to grant the Buyers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including but not limited to all UCC-1 filing receipts and documentation evidencing filing of liens with the United States Patent and Trademark Office.

"Subscription Amount" shall have the meaning set forth in Section 10 below.

"Subsidiaries" shall have the meaning set forth in Section 3(a) below.

"Trading Market" means the Eligible Market on which the Common Stock is listed or quoted for trading on the date in question.

"Underlying Shares" means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures or as Payment Shares, issued and issuable upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with their terms.

"Variable Equity Securities" shall have the meaning set forth in Section 4(e) below.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company.

"Warrants" shall mean the "A Warrants," the "B Warrants" and the "C Warrants", each as defined in Section 1(b) below.

"Warrant Amount" shall mean the "A Warrant Amount," the "B Warrant Amount" and the "C Warrant Amount", each as defined in Section 1(b) below.

"Warrant Shares" shall have the meaning set forth in Section 2(a) below.

(b) Closing of Purchase of Debentures and Warrants. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company the Debenture in a principal amount equal to the Subscription Amount (as defined in Section 10) and an accompanying number of Warrants (as described below) to purchase a number of shares equal to the Warrant Amount (as defined below).

(i) Form of Debenture. The Debenture shall be in the form annexed hereto as Exhibit A.

(ii) Form Of Payment. The aggregate purchase price for the Debenture and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers annexed hereto. Each Buyer shall pay $0.80 for each $1.00 of principal amount of Debentures and related Warrants to be purchased by such Buyer at the Closing, representing a twenty percent (20%) original issue discount (the "Original Issue Discount"). On or before the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly a executed Debenture having an aggregate initial principal amount (the "Original Principal Amount") equal to the Purchase Price and the number of Warrants equal to the Warrant Amount, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

(iii) Closing Date. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the "Closing" with respect to a Buyer shall occur when subscriber funds representing the aggregate Original Principal Amount of the Debenture being purchased by such Buyer are transmitted by wire transfer of immediately available funds by each Buyer to the Company, assuming that the Transaction Documents are signed by both parties prior to or within three (3) business days following such transmission. The date of the Closing shall be referred to herein as the "Closing Date." Unless otherwise mutually agreed by the parties, the last Closing hereunder shall occur not later than September 11, 2007. The Closing contemplated by this Agreement shall occur on the applicable Closing Date at the offices of the Company, or at such other location as may be agreed to by the parties.

(iv) Warrants. Each Buyer's Debenture shall be accompanied by a number of warrants (the "A Warrants") to purchase a number of shares of Common Stock equal to 100% of the Original Principal Amount of the Debentures being purchased by such Buyer, divided by the Initial Conversion Price (as defined in the Debenture) (the "A Warrant Amount"). The A Warrants shall be in the form of the Warrant annexed hereto as Exhibit E-1, except that the "Initial Exercise Price," as defined therein, shall equal $0.88 (the "Initial A Warrant Exercise Price"), subject to adjustment therein. The A Warrants shall contain Exercise Price adjustment provisions that are consistent with the adjustment provisions afforded to the Conversion Price of the Debenture in the Debenture and shall have a five (5) year term.

Each Debenture shall also be accompanied by a number of warrants (the "B Warrants") to purchase a number of shares of Common Stock equal to 100% of the Original Principal Amount of the Debentures being purchased by such Buyer, divided by the Initial Conversion Price (as defined in the Debenture) (the "B Warrant Amount"). The B Warrants shall be in the form of the Warrant annexed hereto as Exhibit E-2, except that the "Initial Exercise Price," as defined therein, shall equal $0.80 (the "Initial B Warrant Exercise Price"), subject to adjustment therein. The B Warrants shall contain Exercise Price adjustment provisions that are consistent with the adjustment provisions afforded to the Conversion Price of the Debenture in the Debenture and shall have a term which extends through the date that if one (1) year after the Effective Date. The B Warrant shall afford the Holder the right to purchase a number of "C Warrants" equal to the B Warrant Amount (the "C Warrant Amount"), and shall be redeemable by the Company at any time after issuance at a price determined by the Black-Scholes model (as further described in the B Warrants). The "C Warrants" shall be in the form attached hereto as Exhibit E-3, except that the "Initial Exercise Price" as defined therein shall equal $0.88 (the "Initial C Warrant Exercise Price").

(v) Closing Deliveries. On the Closing Date, the Company will deliver or cause to be delivered to each Buyer (the "Company Documents"):

(A) the items required to be delivered to Buyer pursuant to Section 8, duly executed by the Company where so required,

(B) omitted,

(C) a legal opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit F attached hereto in relation to the Company, the applicable Debenture, the applicable Warrant and the Transaction Documents ("Closing Legal Opinion"),

(D) a duly executed Debenture with a principal amount equal to such Buyer's Subscription Amount, divided by 0.8 to account for the Original Issue Discount, registered in the name of such Buyer,

(E) a duly executed Warrant registered in the name of such Buyer to purchase up to a number of shares of Common Stock equal to the Warrant Amount (as defined in Section 1(b)(iv)) with an exercise price equal to the Initial Warrant Exercise Price (as defined in Section 1(b)(iv)) subject to adjustment therein,

(F) Limited Standstill Agreements, duly executed by each of the Designated Insiders (as defined in Section 4(m));

(G) The Company shall have delivered to such Buyer a true copy of certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(H) The Company shall have delivered to such Buyer a true copy of certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within five (5) days of the Closing Date.

(I) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of the State of Delaware as of a date that is five (5) days prior to the Closing Date.

On the Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following (the "Buyer Documents"):

(A) this Securities Purchase Agreement and the Registration Rights Agreement duly executed by such Buyer,

(B) such Buyer's Subscription Amount by wire transfer to the account as specified in writing by the Company (subject to offsets for any expenses to which such Buyer is entitled).

2. BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to such Buyer that:

(a) Investment Purpose. As of the date hereof, the Buyer is purchasing the Debenture and the shares of Common Stock issuable upon conversion of the Debenture or otherwise pursuant to the Debenture and the other Transaction Documents (including, without limitation, the Payment Shares) (such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debenture, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(b) Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

(c) Reliance On Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

(e) Transfer Or Re-Sale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144 or Rule 144(k); and (ii) any sale of such Securities made in reliance on Rule 144 or Rule 144(k) may be made only in accordance with the terms of said Rule. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f) Organization; Authorization; Enforcement. Buyer is a duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Buyer has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which Buyer is a signatory and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a signatory have been duly and validly authorized and no further consent or authorization of Buyer, its manager or members is required. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the other Transaction Documents to which Buyer is a signatory, such agreements will constitute, legal, valid and binding agreements of the Buyer enforceable in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) Residency. The Buyer's residency is as indicated on its signature page hereto.

(h) Knowledge And Experience. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i) Short Sales Prior To The Date Hereof. Buyer and its Affiliates have not from the time that such Buyer first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof entered into or effected, or attempted to induce any third party to enter into or effect, any short sales of the Common Stock, or any hedging transaction which establishes a net short position with respect to the Common Stock.

(j) Independent Investment Decision.  Such Buyer has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of any other Buyer's business and/or legal counsel in making such decision.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as set forth on the Company's disclosure schedules referred to herein and attached hereto or any update thereto prior to the Closing Date (so long as such schedules do not contain any material adverse change)(collectively, the "Disclosure Schedules"). If an exception is adequately disclosed in any one section of the Disclosure Schedule it shall be deemed disclosed for purposes of each other applicable section of the Disclosure Schedule.

(a) Organization And Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Debenture or the Warrants. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Security Documents, the Registration Rights Agreement, the Debenture and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in Schedule 3(b), the execution and delivery of this Agreement, the Security Documents, the Registration Rights Agreement, the Debenture and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debenture and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Debenture and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Security Documents, the Registration Rights Agreement, the Debenture and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth on Schedule 3(c-1). The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $0.0001 per share, of which approximately 29,588,119 shares are outstanding as of the date hereof. There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future, except as disclosed on Schedule (c-1). If any such securities are listed on the Schedule (c-1), the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Schedule (c-1). All of such outstanding shares of capital stock set forth in Schedule 3(c-1) are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c-2), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debenture, the Warrants, the Conversion Shares, the Payment Shares, or the Warrant Shares. The Company has furnished to each Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles Of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-Laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide each Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date ("Closing Bring-Down Certificate"). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

(d) Issuance of Shares. Upon issuance upon conversion of the Debenture and upon exercise of the Warrants in accordance with their respective terms, and receipt of the exercise price therefor, the Conversion Shares and Warrant Shares, along with any Payment Shares or any other shares issued pursuant to the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(e) Acknowledgment Of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Debentures or upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Debentures, to issue Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, and to otherwise issue Payment Shares or other shares of Common Stock to the Buyer is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Debentures and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f) No Conflicts. Except as otherwise set forth in Schedule 3(f), the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) trigger any resets of conversion or exercise prices in other outstanding convertible securities, warrants or options of the Company, (iii) trigger the issuance of securities by the Company to any third party, (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, in the case of clauses (i), (iv) and (v) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which would have a Material Adverse Effect. Except as disclosed in Schedule 3(f) or as specifically contemplated by this Agreement or as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Debentures and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing or trading requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Common Stock will cease to be listed or traded on the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. Since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). For purposes of this Agreement, "Timely Filed" shall mean that the applicable document was filed (i) by its original due date under the 1934 Act, or, if a request for an extension was timely filed, (ii) by such extended due date. True and complete copies of the SEC Documents are available on the SEC's internet website (www.sec.gov), except for such exhibits and incorporated documents. Upon the request of a Buyer, the Company will promptly provide copies of the SEC Documents to such Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company (and the Buyers thereto) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Company's most recent 10-QSB or 10-KSB and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h) Absence Of Certain Changes. Except for losses incurred in the ordinary course of business that have been publicly disclosed at least five (5) days prior to the date hereof or as set forth on Schedule 3(h) hereof, since the date of the Company's most recent 10-Q or 10-K, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the terms "Material Adverse Change" and "Material Adverse Development" shall exclude continuing losses that are consistent with the Company's historical losses. Except as disclosed in Schedule 3(h), since the date of the Company's most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has

(i) declared or paid any dividends on its Common Stock;

(ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business;

(iii) except as set forth in Schedule 3(h), had capital expenditures, individually or in the aggregate, in excess of $100,000;

(iv) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(v) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

(vi) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(vii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(viii) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(ix) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(x) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(xi) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(xii) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(xiii) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xiv) made charitable contributions or pledges in excess of $10,000;

(xv) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xvi) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xvii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xviii) entered into an agreement, written or otherwise, to take any of the foregoing actions.

Except as set forth in Schedule 3(h), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(h), "Insolvent" means, without giving effect to this transactions contemplated hereby, (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence Of Litigation. Except as disclosed in Schedule 3(i-1), to the knowledge of the Company or any of its subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such. Schedule 3(i-2) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it, if adversely decided, would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j) Patents, Copyrights, Etc. All of the Company's material patents, patent applications, Patents (as defined below), patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") are set forth in Schedule 3(j-1) hereof. The Company and its Subsidiaries own or possess adequate rights or licenses to use all of the Intellectual property and the rights to receive proceeds from patent licensing agreements, patent infringement litigation or other litigation related to such intellectual property (collectively, the "Intellectual Property Rights"). Any Liens, encumbrances or licenses that have been granted against the Intellectual Property are listed in Schedule 3(j-2). Except as set forth in Schedule 3(J-2), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. Except as otherwise set forth on Schedule 3(j-2), the Company owns all right and title to the Intellectual Property free and clear of any Liens or encumbrances and has not granted any licenses or rights to use any of the Patents to any third party. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated, including but not limited to the intellectual property set forth in Schedule 3(j-1) hereof (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for such licenses or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for actions or claims which, if adversely decided, would not have a Material Adverse Effect; to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property Rights or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

For purposes hereof, "Patents" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule 3(j-1) hereof), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, in each case owned by the Company or an of its Subsidiaries. The Company does not own or have any rights in and to any Patents.

(k) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably likely in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement, or has knowledge of a breach of any contract or agreement to which the Company or any of its Subsidiaries is a party, either of which in the judgment of the Company's officers has or is reasonably likely to have a Material Adverse Effect.

(l) Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

(m) Transactions With And Obligations To Affiliates.   Other than the grant of stock options disclosed on Schedule 3(m), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than customary employment contracts for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. Schedule 3(m) sets forth any loans, payables, payments, transactions, debt or equity securities, or similar agreements or obligations between the Company and any officers, directors, management or affiliates of the Company.

(n) Acknowledgment Regarding Buyer's Purchase Of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by each Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(o) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to any Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(p) No Brokers. The identity of any brokers or placement agents (each, a "Placement Agent") that are receiving compensation in respect to this Offering, along with the amount of cash, warrants or other consideration that compose any compensation to each such broker or placement agent, are disclosed in Schedule 3(p) hereto. Other than as set forth on Schedule 3(p), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

(q) Conduct of Business; Regulatory Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to so possess any such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its respective Certificates or Articles of Incorporation or its Bylaws or their organizational charter or bylaws, respectively. Since the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by its Principal Market in the foreseeable future. Since at least September 2, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(r) Title To Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except such as are described in Schedule 3(r) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(s) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(t) Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in Schedule 3(t), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(u) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

(v) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses which have been disclosed in the Company's public filings and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 3(v).

(w) No Disagreements With Accountants And Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(x) Company Acknowledgment. The Company hereby acknowledges that each Buyer may elect to hold its Debenture and the Warrants for various periods of time, as permitted by the terms of the Transaction Documents and the Company further acknowledges that Buyer has made no representations or warranties, either written or oral, as to how long the Securities will be held by such Buyer or regarding Buyer's trading history or investment strategies.

(y) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(z) Absence Of Certain Company Control Person Actions Or Events. To the Company's knowledge, during the past five (5) years:

(i) No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) No Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(v) No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                    (aa)          DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 3(aa) hereto.

(bb) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(cc) Seniority. Except as set forth on Schedule 3(cc), as of the Closing Date, no indebtedness or other equity of the Company is senior to or pari passu with the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(dd) Registration Rights. Except as set forth on Schedule 3(dd) hereto, other than each of the Buyers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ee)  Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ff) Indebtedness And Other Contracts. Except as disclosed in Schedule 3(ff), neither the Company nor any of its Subsidiaries (i) has any outstanding indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(ff) provides a detailed description of the material terms of any such outstanding Indebtedness.

(gg) Conduct Of Business. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(gg), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(gg) since September 2, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, and the Company has not received any letters of inquiry from the SEC Division of Enforcement or state securities regulators in the past 24 months related to any potential or alleged violation of state or federal securities laws. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(hh) No Undisclosed Events, Liabilities, Developments Or Circumstances.  Except as disclosed in the Disclosure Schedules, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 or any other appropriate form filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(ii) Obligations To Issue Additional Securities. Schedule 3(ii) lists all outstanding debt or equity securities, warrants or options, or Common Stock Equivalents, and all contractual agreements of the Company, in each case, that contain any provisions ("Triggering Provisions") that could require the adjustment to conversion or exercise prices of existing securities, or the issuance of additional securities triggered as a result of the issuance of securities by the Company or by the passage of time on or after the date of this Securities Purchase Agreement.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company's placement agent in connection with the placement of the Securities.

4. COVENANTS. Unless otherwise specified below, with respect to the covenants in Sections 4 and 5 applicable to the Company: the Company's obligations to follow such covenants shall continue until such time as less than 20% of the principal amount of Debenture issued in the Offering remain outstanding; and, any or all of such covenants may be waived by the written consent of the Required Holders (as defined in the Debenture).

(a) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

(b) Reporting Status. The Company's Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act ("1934 Act Filings"), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(c) Use Of Proceeds. The Company shall segregate at least $250,000 of the Offering proceeds into a separate designated bank account to be used only as payment to third-party entities acceptable to the Required Holders, for carrying out investor relations services ("IR Purposes"). The Company shall use at least $150,000 of the proceeds of the Offering for IR Purposes during each the first 12 months after the Closing Date. The Company shall use the remainder of the proceeds from the sale of the Debentures and the Warrants in the manner set forth in Schedule 4(c) attached hereto and made a part hereof and, except as otherwise expressly specified in Schedule 4(c), the Company shall not use any of such proceeds (i) to repay any of its corporate debt or other Indebtedness, (ii) to redeem any Common Stock or Common Stock Equivalents, (iii) to settle any outstanding litigation, or (iv) to repay any debt or obligation to any officer, director or manager of the Company, including but not limited to the Company's president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members (collectively, "Insiders").

(d) Securities Issuance Restrictions; Capital Raising Limitations; Right Of Participation.

(i) Lock-Up of Issuance of Securities. Except for Exempt Issuances, the transactions or other issuances of securities by the Company to the Buyers as contemplated by the Transaction Documents, during the period from the date hereof until the date that is 90 days following the Effective Date (the "Limitation Period"), neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents (the "Equity Issuance Lock-Up"), provided, however, the 90 day period set forth in this Section 4(d)(i) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Buyers for the resale of the Underlying Shares.. The Equity Issuance Lock-Up shall not apply in respect of an Exempt Issuance.

(ii) Capital Raising Limitations. During the period that any Debentures remain outstanding, notwithstanding whether or not an issuance of securities is an Exempt Issuance, the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below)(the "Variable Equity Securities Lock-Up"), without obtaining the prior written approval of each of the Buyers, with the exception of any such agreements or transactions that (x) exist as of the date hereof and (y) are not amended or modified after the date hereof. For purposes hereof, the following shall be collectively referred to herein as, the "Variable Equity Securities": (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company's Common Stock since date of initial issuance, or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to "put" its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula (each, an "Equity Line" transaction). For purposes of the above, the "Market Price" at time of closing shall mean the Market Price, as defined in the Debentures.

It is expressly agreed and understood that the Variable Equity Securities Lock-Up shall apply in respect of an Exempt Issuance and that no issuance of Variable Equity Securities shall be an Exempt Issuance.

(iii) Omitted.

(iv) Buyer's Right of Participation in Future Financings.

(A) From the date hereof and during the period that any portion of the Debenture is outstanding, upon any financing by the Company or any of its subsidiaries (each, a "Subsequent Financing") of Common Stock or Common Stock Equivalents (as defined in Section 1(a)), excluding any securities issued pursuant to the Offering described in this Agreement, each Buyer shall have the right to participate (the "Buyer's Right Of Participation") in up to the Buyer's Participation Maximum (as defined below) of the Subsequent Financing, provided that any securities issued to the Buyer hereunder, and any securities issuable pursuant to the conversion or exercise of such securities, shall be subject to the Beneficial Ownership Limitation.

(B) At least ten (10) days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (an "Advance Notice Of Financing"), which Advance Notice of Financing shall ask such Buyer if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and complete, definitive legal documentation ("Legal Documents") for the transaction.

(C) Any Buyer desiring to participate in such Subsequent Financing must provide written notice ("Participation Notice") to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after such Buyer has received the Advance Notice of Financing that the Buyer is willing to participate in the Subsequent Financing, the amount of the Buyer's participation, and that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Buyer as of such tenth (10th) Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate. Buyer shall not be obligated to participate in a Subsequent Offering after delivering a Participation Notice to the Company until after the Buyer has reviewed and agreed to the final Legal Documents for such offering.

(D) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the requesting Buyers have received the Advance Notice of Financing, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(E) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Buyers have received the Advance Notice of Financing, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Buyer shall have the right to purchase up to (the "Buyer's Participation Maximum") (a) their Pro Rata Portion (as defined below) of the Subsequent Financing, plus (b) a pro rata amount (based upon the relative amount of the participating Buyers' respective Pro Rata Portions) of the aggregate of the unused Pro Rata Portions of the other Buyers. For purposes hereof, "Pro Rata Portion" shall mean the ratio of (x) the aggregate Purchase Price of Securities purchased on the Closing Date by a Buyer participating under this Section 4(e)(iv) and (y) the sum of the aggregate Purchase Price of Securities purchased on the Closing Date by all Buyers participating under this Section 4(d)(iv).

(F) For purposes of clarity, in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Buyer, then any other Buyer shall have the right to purchase such remaining amount of the Subsequent Financing.

(G) The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(d)(iv), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(H) The Company and the Buyers agree that if any Buyer elects to participate in the Subsequent Financing, (x) neither the agreement regarding the Subsequent Placement (the "Subsequent Placement Agreement") with respect to such Subsequent Financing nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(v) Most Favored Nation (MFN) Securities Exchange Provision. From the date hereof until the date when such Buyer holds less than 20% in principal amount of Debentures originally purchased by such Buyer hereunder, if the Company effects a Subsequent Financing, each Buyer may elect, in its sole discretion, to exchange (an "MFN Exchange") all or some of the Debentures then held by such Buyer for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding principal amount of such Debentures, along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon, and the effective price at which such securities were sold in such Subsequent Financing; PROVIDED, HOWEVER, that this Section 4(d)(v) shall not apply with respect to (a) an Exempt Issuance or (b) a firm commitment underwritten public offering of Common Stock with a reputable national underwriter. The Company shall provide each Buyer with notice of any such Subsequent Financing in the manner set forth in Section 4(d)(iv). Following such an exchange, the Holder shall retain all of its unconverted Warrants and shall receive any warrants, options or other ancillary securities that normally accompany the securities being purchased and sold in the Subsequent Financing.

(vi) Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or any of the Transaction Documents. The Company acknowledges that a breach by it of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this subsection 4(d) or its obligations under Section 4(t) hereof, will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this subsection 4(d) or a breach of its obligations under subsection 4(t) hereof, will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement or the other Transaction Documents, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this subsection 4(d) or of subsection 4(m) hereof, and to enforce specifically the terms and provisions of this Agreement and the other Transaction Documents, including but not limited to its obligations under this subsection 4(d) or of subsection 4(m) hereof, without the necessity of showing economic loss and without any bond or other security being required. Specifically, the Buyer shall be entitled to injunctive relief to cause the court to rescind any financing or financings or other transactions between the Company and a third party that are in violation of subsection 4(d) or subsection 4(t).

(vii) Stockholder Approval. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 100% of the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and Warrant Shares issued or issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price of the Warrants in effect from time to time), together with the Payment Shares and any other shares of Common Stock issued or issuable pursuant to the terms of the Transaction Documents, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(e) Certain Trading Activities. For so long as such Buyer owns any Debentures, such Buyer shall not maintain a Net Short Position. For purposes hereof, a "Net Short Position" by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Buyer has no equivalent offsetting long position in the Common Stock or contract for the foregoing. For purposes of determining whether a Buyer has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is owned by such Buyer, (ii) that may be issued as Interest Shares pursuant to the terms of the Debentures to the Buyer, (iii) that would be issuable upon conversion or exercise in full of all Securities then held by such Buyer (assuming that such Securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time), or (iv) that would otherwise be issuable to the Buyer as Payment Shares, shall be deemed to be held long by such Buyer. Without limiting the foregoing, the Buyers may engage in hedging activities at various times during the period following the Initial Effective Date.

(f) Listing. The Company shall use its best efforts to promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of or otherwise pursuant to the Debentures and all Warrant Shares from time to time issuable upon exercise of or otherwise pursuant to the Warrants. The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on an Eligible Market (whichever Eligible Market is at the time the principal trading exchange or market for the Common Stock is referred to herein as the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, or any successor entity ("NASD") and such exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the Principal Market and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(g) Corporate Existence. So long as a Buyer beneficially owns any portion of the Debentures or Warrants, the Company shall maintain its corporate existence in good standing and remain a "Reporting Issuer" (defined as a Company which files periodic reports under the 1934 Act).

(h) No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Buyers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(i) Limitation On Sale Or Disposition Of Intellectual Property. So long as any portion of the Debentures remain outstanding, so long as the Company shall have any obligation under the Debentures or so long as any of the Warrants remain outstanding, the Corporation shall not sell, convey, dispose of, spin off or assign any or all of its Intellectual Property (including but not limited to the Intellectual Property set forth in Schedules 3(j)(1) and (2) hereof), or any of the Intellectual Property Rights, in each case without Buyer's written consent, provided that the Company may, without the Buyer's written consent, enter into one or more licensing agreements with respect to its Intellectual Property so long as such licensing agreements exceed $5 million per calendar year and so long as such agreements are not with any affiliate (as such term is defined in Rule 501(b) of Regulation D) of the Company or with any relative of, or entity controlled by, or any entity 10% or more of which is owned by, any officer, director, employee or former employee of the Company, provided, further, that the Company shall not be subject to the restrictions of this Section 4(i) if the cash consideration received by the Company in exchange for such Intellectual Property Rights exceeds $50 million.

(j) Limitation On Rate Of Issuance Of Shares. The parties agree that, if by virtue of this AGREEMENT, or by virtue of any other agreement between the parties, Holder becomes entitled to receive from the Company a number of shares of Common Stock of the Company (collectively, "Issuable Securities"), such that the sum of (1) the number of shares of Common Stock of the Company beneficially owned by HOLDER and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of HOLDER subject to a limitation on conversion or exercise analogous to the limitations contained herein)(collectively, the "Beneficially Owned Shares") and (2) the number Issuable Securities described above, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the "Beneficial Ownership Limitation"), then the Company shall immediately deliver to Holder the number of shares of Common Stock of the Company, that can be issued without exceeding the Beneficial Ownership Limitation, and the Company shall not issue shares of Common Stock to the Buyer in excess of the Beneficial Ownership Limitation.

For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the 1934 Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable notice from Holder includes a signed representation by the Holder that the issuance of the shares in such notice will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an "Offer"), or in the event the Company is issuing Default Shares (as defined in the Debenture) to the Buyer, then "4.99%" shall be automatically revised immediately after such offer to read "9.99%" each place it occurs in the first two paragraphs of this Section 4(j) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. In addition, the Beneficial Ownership Limitation provisions of this Section 4(j) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture held by the Holder or upon exercise of a Warrant held by the Holder, as applicable, and the provisions of this Section 4(j) shall continue to apply. The limitations on conversion set forth in this subsection are referred to as the "Beneficial Ownership Limitation." Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% Beneficial Ownership Limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(j) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Maximum Exercise of Rights. In the event the Buyer notifies the Company that the exercise of the rights described herein or in the Warrants, or the issuance of Payment Shares or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, "Issuable Shares") would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Buyer calculated in the manner described in this Section 4(j) of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Buyer will be deferred in whole or in part until such time as such Buyer is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in herein. The determination of when such Common Stock may be issued shall be made by each Buyer as to only such Buyer.

(k) Equal Treatment Of Buyers. The terms of Securities issued to Buyers per the terms of this Agreement and the Transaction Documents shall be identical in all material respects. In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of the Debentures or exercise of the Warrants, or otherwise, to any Buyer or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment. of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Buyers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Buyers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Securities and negotiated separately by each Buyer, is intended for the Company to treat the Buyers as a class, and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(l) Legal And Due Diligence Fees. The Company shall pay to BridgePointe Master Fund Ltd. (the "Lead Investor") a non-accountable cash fee of $20,000 at closing as reimbursement for legal services rendered by its attorneys in connection with this Agreement and the purchase and sale of the Debentures and Warrants and as reimbursement for due diligence expenses. The Lead Investor may withhold such amount out of the Purchase Price for its Debenture.

(m) Limited Standstill. The Company will deliver to the Buyers on or before the Closing Date and enforce the provisions of irrevocable standstill agreements ("Limited Standstill Agreements") in the form annexed hereto as Exhibit G with the Insiders and other shareholders that are identified on Schedule 4(m) hereto (collectively, the "Designated Insiders").

(n) Non-Public Information. The Company covenants and agrees that from and after the date hereof, neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within five (5) Business Days of the date that it discloses such information to the Buyer. In the event that the Company discloses any material, non-public information to the Buyer and fails to publicly file a Form 8-K in accordance with the above, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(o) Omitted.

(p) Transactions With Affiliates. So long as any Debenture or Warrant is outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any Subsidiary's officers, directors, employees, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) of any thereof, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for customary employment arrangements and benefit programs on reasonable terms. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(q) Pledge Of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(e) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(e) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(r) Additional Registration Statements. Except for the filing of a registration statement on Form S-8 for Approved Stock Plans (as defined in the Debentures), until such time that all of the Conversion Shares and Warrant Shares can be sold under a registration statement declared effective by the SEC, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities without the prior written consent of the Buyers.

(s) Omitted.

(t) Appointment Of Directors Upon Continuing Default. If any Event of Default (as defined in the Debentures) remains uncured for an aggregate of thirty (30) days or more, the Buyers, at their option, may recommend one nominee for the Company's Board of Directors (such nomination based upon a majority vote of the Buyers, where each Buyer receives a number of votes in proportion to the then outstanding principal amount of its Debenture), if any Event of Default remains uncured for an aggregate of sixty (60) days or more, the Buyers, at their option, may recommend a second nominee for the Company's Board of Directors (using the above described nomination procedure), and if any Event of Default remains uncured for an aggregate of ninety (90) days or more, the Buyers, at their option, may (on one or more occasions thereafter anytime that the nominees of the Required Holders constitute less than a majority of the Company's directors until cured) recommend an additional number of nominees to the Company's Board of Directors (using the above described nomination procedure), such that the Buyers' nominees shall constitute a majority of the Company's Board of Directors (each such nominee referred to singularly as a "Buyers Nominee" and collectively as the "Buyers' Nominees"). The Company agrees that its Board of Directors, or the Nominating Committee of the Board, as applicable, shall appoint as members of the Company's Board of Directors the number of Buyers' Nominee's required pursuant to the immediately preceding sentence. After such appointment, the Company and its Board of Directors shall use their best efforts to obtain shareholder ratification of the appointment of the Buyers' Nominees at the next shareholder meeting.

5. SECURITY; SENIOR DEBT. The Debentures are secured by the Security Agreement of the same date. Except as otherwise set forth on Schedule 5 annexed hereto, the Company hereby represents that the Holder has a senior lien on the Collateral (as defined in the Security Agreement), and agrees not to grant any liens on the Collateral (except for Permitted Liens). From the Original Issue Date (as defined in the Debentures) of the Debentures through the date that all of the Debentures have been paid in full or converted in full, will not issue nor permit any Subsidiary to issue any securities or incur any indebtedness that is senior to or pari passu with the Debentures and, before entering into any future debt with a third party or permitting any Subsidiary to enter into any future debt with a third party (unless the issuance of such debt is otherwise prohibited under the terms of the Transaction Documents), the Company shall first obtain a subordination agreement, satisfactory to Buyer, from the proposed debt holder. The Company agrees to take all necessary actions to assist the Holder in perfecting the Holder's lien on each piece of Collateral within fifteen (15) days of the date hereof, including but not limiting to signing and delivering the appropriate forms.

The Company hereby represents that, except as otherwise set forth on Schedule 5 annexed hereto, there are no liens or encumbrances on the Intellectual Property (as defined in Section 3(j)) or the Collateral. The Company agrees that from the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full (the "Covered Period"), the Company shall not enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, "Liens") upon or in the Intellectual Property or the Collateral owned by the Company or any of its Subsidiaries and shall not assign or transfer any interest in the Patents owned by the Company or any of its Subsidiaries. In the event that the Company attempts to place any Lien or Liens on the Intellectual Property or the Collateral or attempts to assign or transfer any interest in the Intellectual Property or the Collateral during the Covered Period, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent such Lien or transfer. Before entering into any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Buyer, from the proposed debt holder.

6. LEGENDS.

(a) The Conversion Shares and the Warrant Shares, together with any other shares of Common Stock that are issued or issuable pursuant to the Transaction Documents shall be referred to herein as the "Issued Common Shares." Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Section 2(e) of the Debentures): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Issued Common Shares pursuant to Rule 144, or (iii) if such Issued Common Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission)(collectively, the "Unrestricted Conditions"). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the issuance of Issued Common Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(a), it will, no later than three (3) Trading Days following the delivery by a Buyer to the Company or the Company's transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends.

(b) Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company's reliance that each Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed each of the Transaction Documents which requires Buyer's signature, and delivered the same to the Company.

(b) The Buyer shall have delivered the applicable Purchase Price in accordance with Section 1(b) above.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Debenture and Warrants at each Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement, the Security Documents and the Registration Rights Agreement, and delivered the same to the Buyer.

(b) The Company shall have delivered to such Buyer the duly executed Debenture and Warrants in accordance with Section 1 above.

(c) The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates (the "Officer's Certificate"), executed by the President and Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Nasdaq and, within two (2) business days of the Closing, the Company will make application to the Principal Market, if legally required by Nasdaq, to have the Conversion Shares and the Warrant Shares authorized for quotation.

(f) The Buyer shall have received a Closing Legal Opinion as further described in Section 1(b)(v)(C) hereof.

(g) The Buyer shall have received a Closing Certificate described in Section 1(b)(v)(B) above, dated as of the Closing Date.

(h) The Company shall have delivered to the Buyer executed Accountant and Lawyer Letters, as described in Section 3(w) hereof.

(i) In accordance with the terms of the Security Documents, the Company shall have delivered to the Buyer (i) the Security Agreement, and (ii) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Buyer, desirable to perfect the security interests purported to be created by each Security Document.

(j) Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five (5) years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(k) The Company shall have received funds from Buyers representing their respective Purchase Prices in an amount exceeding the Minimum Amount, in the aggregate and not exceeding the Maximum Amount, in the aggregate.

(l) No Material Adverse Changes have occurred since the date that the Buyer executed this Agreement.

9. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

(b) Counterparts; Signatures By Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous communication, representation, or Agreements whether oral or written, between the parties with respect to the matters covered herein. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Agreement may not be orally modified. Only a modification in writing, signed authorized representatives of both parties will be enforceable. The parties waive the right to rely on any oral representations made by the other party, whether in the past or in the future, regarding the subject matter of the Agreement, the instruments referenced herein or any other dealings between the parties related to investments or potential investments into the Company or any securities transactions or potential securities transactions with the Company.

(f) Independent Nature Of Buyers' Obligations And Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

(g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:

Attn: Dyron M. Watford, CFO

Universal Energy Corp.

30 Skyline Drive

Lake Mary, FL 32746

Office: 800-975-2076

Local: 407-771-0312

Cell: 407-694-3714

Fax: 800-805-4561

With copy to:

Joseph Sierchio, Esq.
Sierchio Greco & Greco, LLP
110 East 59th Street, 29th Floor
New York, New York 10022
Tel. (212) 246-3030
Fax (212) 486-0208

If to a Buyer: To the address set forth immediately below such

Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(h) Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "Affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the closing hereunder for the maximum period permitted by applicable law notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

(k) Indemnification. The Company (the "Indemnifying Party") agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, agents, members and managers (the "Indemnified Party") for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred with respect to claims by third parties.

Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(l) Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Buyers without the consent of the Buyers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

10. NUMBER OF SHARES AND PURCHASE PRICE. Buyer subscribes for a Debenture in the Original Principal Amount equal to the Original Principal Amount set forth on the Schedule of Buyers against payment by wire transfer in the amount of the Purchase Price (taking into account the Original Issue Discount)(the "Subscription Amount") set forth opposite such Buyer's name on the Schedule of Buyers (less any offset of expenses as permitted hereunder.

The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

IN WITNESS WHEREOF, the undersigned Buyer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Buyer by the following signature(s) executed this Agreement.

Dated this _____ day of _____________, 2007.

____________________________________ _________________________________

Your Signature PRINT EXACT NAME IN WHICH YOU WANT

THE SECURITIES TO BE REGISTERED

Buyer's Subscription Amout: $__________________.

Buyer's Entity Type and Residency: ______________________.

____________________________________ DELIVERY INSTRUCTIONS:

Name: Please Print Please type or print address where your security is to be delivered

____________________________________ ATTN.:___________________________________________

Title/Representative Capacity (if applicable)

____________________________________ __________________________________________________

Name of Company You Represent (if applicable) Street Address

____________________________________ __________________________________________________

Place of Execution of this Agreement City, State or Province, Country, Offshore Postal Code

__________________________________________________

Phone Number (For Federal Express) and Fax Number (re: Notice)

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF

$ _________________ ("SUBSCRIPTION AMOUNT") ON THE _____ DAY OF SEPTEMBER, 2007.

UNIVERSAL ENERGY CORP.

By:________________________________

Print Name:______________________________

Title:_______________________________

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal of Debenture*	Aggregate Number of Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

Total:		$_________	________	$_______

* = After accounting for a 20% Original Issue Discount.